Exhibit 99.1

Contact: J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces Record Second Quarter 2017 Financial Results and Increased 2017 Annual Guidance

•	Record Q2 Revenue of $1.9 Billion Increased 53%

•	Record Q2 GAAP Net Income and Diluted Earnings per Share

•	Record Q2 Adjusted Net Income, Adjusted Diluted Earnings per Share and Adjusted EBITDA

•	2017 Annual Guidance for Revenue, Diluted Earnings per Share, Adjusted EBITDA and Adjusted Diluted Earnings per Share all Increased

Coral Gables, FL (August 3, 2017) — MasTec, Inc. (NYSE: MTZ) today announced strong second quarter financial results and increased 2017 guidance.

•

Record second quarter 2017 revenue was $1.89 billion, a 53% increase compared with $1.23 billion for the same period last year, exceeding the Company’s previously announced second quarter 2017 expectation by $390 million.

•	Record second quarter 2017 GAAP net income increased 241% to $83.3 million, or $0.99 per diluted share, compared to $24.4 million, or $0.30 per diluted share, in the second quarter of 2016.

•	Record second quarter 2017 adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all non-GAAP measures were as follows:

○

Adjusted net income was $86.7 million compared to $29.9 million in the same period of the prior year. Adjusted diluted earnings per share was $1.03, compared to $0.36 in the second quarter of 2016, exceeding the Company’s previously announced second quarter 2017 expectation by $0.38.

○

Adjusted EBITDA was $202 million; a 94% increase compared to $104 million in the second quarter of 2016, exceeding the Company’s previously announced second quarter 2017 expectation by approximately $52 million.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “Our second quarter performance significantly exceeded our expectations primarily due to record levels of Oil & Gas project activity, with segment revenues at $1.1 billion, a 168% increase over last year’s second quarter level. Our current performance, coupled with significant opportunities for future growth across all of our segments, position us well for continued long-term growth.”

The Company also announced it has recently completed two acquisitions in the third quarter of 2017, including a Texas based provider of heavy civil, water, sewer and drainage systems infrastructure for private developers, state and local municipalities and a leasing company of Oil & Gas specialty pipeline equipment.

Mr. Mas added the following, “We believe the acquisition of an Oil & Gas specialty equipment provider, will reduce our overall equipment costs and provide us with a competitive advantage during the current multi-year cycle of significant Oil & Gas pipeline project activity, which we expect to continue at record levels. Additionally, we believe that geographic expansion of our heavy civil operations, as well as entry into the water, sewer and drainage systems infrastructure market operations will provide an exciting platform to benefit from increasing demand trends in this market.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer, noted, “We significantly exceeded our second quarter expectations in our Oil & Gas segment, including acceleration of some second half 2017 project activity, and are pleased to be in the position of increasing our 2017 guidance to new record levels.”

Based on the information available today, the Company is increasing 2017 annual guidance, and providing third quarter guidance. The Company currently estimates 2017 annual revenue of approximately $6.0 billion. 2017 annual GAAP net income is expected to increase 58% over 2016 to approximately $212 million with GAAP diluted earnings per share expected to be $2.53, a 57% increase over 2016. 2017 annual adjusted EBITDA, a non-GAAP measure, is expected to increase 30% over 2016 to $620 million with adjusted diluted earnings per share, a non-GAAP measure, expected to be $2.73, a 44% increase over 2016.

For the third quarter of 2017, the Company expects revenue of approximately $1.65 billion. Third quarter 2017 GAAP net income is expected to increase 4% over 2016 to approximately $59 million with GAAP diluted earnings per share expected to approximate $0.69. Third quarter 2017 adjusted EBITDA, a non-GAAP measure, is expected to increase 1% over the 2016 period and approximate $167 million with adjusted diluted earnings per share, a non-GAAP measure, expected to approximate $0.73.

Management will hold a conference call to discuss these results on Friday, August 4, 2017 at 9:00 a.m. Eastern Time. The call-in number for the conference call is (913) 981-5571 and the replay phone number is (719) 457-0820 with a pass code of 5477409. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended June 30, 2017 and 2016:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016

Revenue	$1,890,180	$1,232,404	$3,048,364	$2,206,630
Costs of revenue, excluding depreciation and amortization	1,626,335	1,068,182	2,597,469	1,952,583
Depreciation and amortization	45,379	40,657	88,282	79,664
General and administrative expenses	70,823	67,852	135,604	127,900
Interest expense, net	14,791	12,639	27,388	24,797
Equity in earnings of unconsolidated affiliates	(6,060)	(489)	(7,706)	(3,555)
Other expense (income), net	146	1,524	576	(11,830)

Income before income taxes	$138,766	42,039	206,751	37,071
Provision for income taxes	(55,434)	(17,601)	(82,792)	(15,514)

Net income	$83,332	$24,438	$123,959	$21,557

Net income attributable to non-controlling interests	1,664	350	1,321	162

Net income attributable to MasTec, Inc.	$81,668	$24,088	$122,638	$21,395

Earnings per share:
Basic earnings per share	$1.01	$0.30	$1.52	$0.27

Basic weighted average common shares outstanding	80,925	80,351	80,812	80,253

Diluted earnings per share	$0.99	$0.30	$1.49	$0.26

Diluted weighted average common shares outstanding	82,292	81,266	82,226	81,043

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2017	2016
Assets
Current assets	$1,790,707	$1,402,486
Property and equipment, net	648,456	549,084
Goodwill and other intangibles, net	1,226,234	1,175,585
Other long-term assets	158,088	55,977

Total assets	$3,823,485	$3,183,132

Liabilities and Equity
Current liabilities	$928,731	$839,990
Long-term debt	1,313,860	961,379
Long-term deferred tax liabilities, net	252,834	178,355
Other long-term liabilities	94,898	99,774
Equity	1,233,162	1,103,634

Total liabilities and equity	$3,823,485	$3,183,132

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Six Months Ended June 30,
	2017	2016
Net cash (used in) provided by operating activities	$(87,993)	$28,488
Net cash used in investing activities	(149,292)	(59,872)
Net cash provided by financing activities	216,623	36,046
Effect of currency translation on cash	125	(888)

Net (decrease) increase in cash and cash equivalents	(20,537)	3,774

Cash and cash equivalents - beginning of period	$38,767	$4,984

Cash and cash equivalents - end of period	$18,230	$8,758

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Segment Information	2017	2016	2017	2016

Revenue by Reportable Segment
Communications	$592.2	$592.2	$1,151.7	$1,103.8
Oil and Gas	1,140.4	425.6	1,596.2	718.4
Electrical Transmission	96.6	95.6	195.4	181.9
Power Generation and Industrial	60.7	119.7	107.3	201.1
Other	1.9	3.9	3.6	7.3
Eliminations	(1.6)	(4.6)	(5.8)	(5.9)
Corporate	-	-	-	-

Consolidated revenue	$1,890.2	$1,232.4	$3,048.4	$2,206.6

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
EBITDA	198.9	95.3	322.4	141.5
Non-cash stock-based compensation expense	3.4	3.9	7.2	7.4
Restructuring charges	-	5.1	0.6	9.1
Project results from non-controlled joint venture	-	-	7.0	-

Adjusted EBITDA	202.3	104.3	337.1	158.1

Adjusted EBITDA by Reportable Segment
Communications	$59.6	$66.6	$108.1	$128.4
Oil and Gas	154.0	56.5	247.9	76.1
Electrical Transmission	3.5	(7.8)	7.3	(30.9)
Power Generation and Industrial	4.7	4.8	5.6	7.7
Other	6.8	0.3	8.5	0.5
Corporate	(26.3)	(16.1)	(40.3)	(23.7)

Adjusted EBITDA	$202.3	$104.3	$337.1	$158.1

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
EBITDA margin	10.5%	7.7%	10.6%	6.4%
Non-cash stock-based compensation expense	0.2%	0.3%	0.2%	0.3%
Restructuring charges	-	0.4%	-	0.4%
Project results from non-controlled joint venture	-	-	0.2%	-

Adjusted EBITDA margin	10.7%	8.5%	11.1%	7.2%

Adjusted EBITDA Margin by Reportable Segment
Communications	10.1%	11.2%	9.4%	11.6%
Oil and Gas	13.5%	13.3%	15.5%	10.6%
Electrical Transmission	3.7%	(8.1)%	3.7%	(17.0)%
Power Generation and Industrial	7.8%	4.0%	5.2%	3.8%
Other	353.7%	7.2%	235.2%	6.8%
Corporate	NA	NA	NA	NA

Adjusted EBITDA margin	10.7%	8.5%	11.1%	7.2%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA Reconciliation
Net income	$83.3	$24.4	$124.0	$21.6
Interest expense, net	14.8	12.6	27.4	24.8
Provision for income taxes	55.4	17.6	82.8	15.5
Depreciation and amortization	45.4	40.7	88.3	79.7

EBITDA	$198.9	$95.3	$322.4	$141.5

Non-cash stock-based compensation expense	3.4	3.9	7.2	7.4
Restructuring charges	-	5.1	0.6	9.1
Project results from non-controlled joint venture	-	-	7.0	-

Adjusted EBITDA	$202.3	$104.3	$337.1	$158.1

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	4.4%	2.0%	4.1%	1.0%
Interest expense, net	0.8%	1.0%	0.9%	1.1%
Provision for income taxes	2.9%	1.4%	2.7%	0.7%
Depreciation and amortization	2.4%	3.3%	2.9%	3.6%

EBITDA margin	10.5%	7.7%	10.6%	6.4%

Non-cash stock-based compensation expense	0.2%	0.3%	0.2%	0.3%
Restructuring charges	-	0.4%	0.0%	0.4%
Project results from non-controlled joint venture	-	-	0.2%	-

Adjusted EBITDA margin	10.7%	8.5%	11.1%	7.2%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted Net Income Reconciliation
Net income	$83.3	$24.4	$124.0	$21.6
Non-cash stock-based compensation expense	3.4	3.9	7.2	7.4
Restructuring charges	-	5.1	0.6	9.1
Project results from non-controlled joint venture	-	-	7.0	-
Income tax effect of adjustments (a)	0.0	(3.4)	(3.6)	(6.6)

Adjusted net income	$86.7	$29.9	$135.1	$31.5

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted Diluted EPS Reconciliation
Diluted earnings per share	$0.99	$0.30	$1.49	$0.26
Non-cash stock-based compensation expense	0.04	0.05	0.09	0.09
Restructuring charges	-	0.06	0.01	0.11
Project results from non-controlled joint venture	-	-	0.08	-
Income tax effect of adjustments (a)	0.00	(0.04)	(0.04)	(0.08)

Adjusted diluted earnings per share	$1.03	$0.36	$1.63	$0.39

(a)    Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended September 30, 2017 Est.	For the Three Months Ended September 30, 2016
EBITDA and Adjusted EBITDA Reconciliation
Net income	$59	$56.5
Interest expense, net	16	13.1
Provision for income taxes	39	38.8
Depreciation and amortization	49	42.6

EBITDA	$163	$151.0

Non-cash stock-based compensation expense	4	3.9
Restructuring charges	-	4.7
Project results from non-controlled joint venture	-	5.1

Adjusted EBITDA	$167	$164.8

EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	3.6%	3.6%
Interest expense, net	1.0%	0.8%
Provision for income taxes	2.4%	2.4%
Depreciation and amortization	3.0%	2.7%

EBITDA margin	9.9%	9.5%

Non-cash stock-based compensation expense	0.2%	0.2%
Restructuring charges	-	0.3%
Project results from non-controlled joint venture	-	0.3%

Adjusted EBITDA margin	10.1%	10.4%

	Guidance for the Three Months Ended September 30, 2017 Est.	For the Three Months Ended September 30, 2016
Adjusted Net Income Reconciliation
Net income	$59	$56.5
Non-cash stock-based compensation expense	4	3.9
Restructuring charges	-	4.7
Project results from non-controlled joint venture	-	5.1
Income tax effect of adjustments (a)	(0)	(4.0)

Adjusted net income	$62	$66.3

	Guidance for the Three Months Ended September 30, 2017 Est.	For the Three Months Ended September 30, 2016
Adjusted Diluted EPS Reconciliation
Diluted earnings per share	$0.69	$0.69
Non-cash stock-based compensation expense	0.04	0.05
Restructuring charges	-	0.06
Project results from non-controlled joint venture	-	0.06
Income tax effect of adjustments (a)	(0.01)	(0.05)

Adjusted diluted earnings per share	$0.73	$0.81

(a)    Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2017 Est.	2016	2015
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$212	$134.0	$(79.7)
Interest expense, net	60	50.7	48.1
Provision for income taxes	141	91.8	12.0
Depreciation and amortization	186	164.9	169.7

EBITDA	$598	$441.5	$150.0

Non-cash stock-based compensation expense	14	15.1	12.4
Restructuring charges	1	15.2	-
Goodwill and intangible asset impairment	-	-	78.6
Acquisition integration costs	-	-	17.8
Audit Committee investigation related costs	-	-	16.5
Project results from non-controlled joint venture	7	5.1	16.3
Court mandated mediation settlement	-	-	12.2
Loss on equity investee interest rate swaps	-	-	4.4

Adjusted EBITDA	$620	$476.9	$308.1

EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	3.5%	2.6%	(1.9)%
Interest expense, net	1.0%	1.0%	1.1%
Provision for income taxes	2.4%	1.8%	0.3%
Depreciation and amortization	3.1%	3.2%	4.0%

EBITDA margin	10.0%	8.6%	3.6%

Non-cash stock-based compensation expense	0.2%	0.3%	0.3%
Restructuring charges	0.0%	0.3%	-
Goodwill and intangible asset impairment	-	-	1.9%
Acquisition integration costs	-	-	0.4%
Audit Committee investigation related costs	-	-	0.4%
Project results from non-controlled joint venture	0.1%	0.1%	0.4%
Court mandated mediation settlement	-	-	0.3%
Loss on equity investee interest rate swaps	-	-	0.1%

Adjusted EBITDA margin	10.3%	9.3%	7.3%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2017 Est.	2016	2015
Adjusted Net Income
Net income (loss)	$212	$134.0	$(79.7)
Non-cash stock-based compensation expense	14	15.1	12.4
Restructuring charges	1	15.2	-
Goodwill and intangible asset impairment	-	-	78.6
Acquisition integration costs	-	-	17.8
Audit Committee investigation related costs	-	-	17.4
Project results from non-controlled joint venture	7	5.1	16.3
Court mandated mediation settlement	-	-	12.2
Loss on equity investee interest rate swaps	-	-	4.4
Impact of Alberta tax law change	-	-	2.8
Income tax effect of adjustments (a)	(5)	(11.7)	(30.8)

Adjusted net income	$229	$157.7	$51.4

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2017 Est.	2016	2015
Adjusted Diluted EPS Reconciliation
Diluted earnings (loss) per share	$2.53	$1.61	$(0.98)
Non-cash stock-based compensation expense	0.17	0.19	0.15
Restructuring charges	0.01	0.19	-
Goodwill and intangible asset impairment	-	-	0.97
Acquisition integration costs	-	-	0.22
Audit Committee investigation related costs	-	-	0.21
Project results from non-controlled joint venture	0.08	0.06	0.20
Court mandated mediation settlement	-	-	0.15
Loss on equity investee interest rate swaps	-	-	0.05
Impact of Alberta tax law change	-	-	0.03
Income tax effect of adjustments (a)	(0.06)	(0.14)	(0.38)

Adjusted diluted earnings per share	$2.73	$1.90	$0.64

(a)    Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income.

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, satellite communications and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including trends in oil, natural gas, electricity and other energy source prices; volatility in capital expenditures by our customers, financing availability and cost, customer consolidation and technological and regulatory changes in the industries we serve; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, and performance on such projects; our ability to manage projects effectively and in accordance with our estimates; the effect of economic conditions on demand for our services; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; the highly competitive nature of our industry; risks related to our strategic arrangements, including our cost and equity investees; fluctuations in foreign currencies; risks associated with operating in or expanding into additional international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; customer disputes related to our performance of services; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges, including write-downs of goodwill; any exposure related to divested businesses; any exposure resulting from system or information technology interruptions or data security breaches; risks related to the restatement of certain of our fiscal year 2014 interim financial statements; the impact of U.S. federal, local or state tax legislation and other regulations affecting corporate income taxes, as well as, those affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.